EX-99.j.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Group Equity Funds II of our report dated January 28, 2025, relating to the financial statements and financial highlights of Macquarie Value Fund (effective December 1, 2025, renamed Nomura Value Fund), which appears in Delaware Group Equity Funds II’s Certified Shareholder Report on Form N-CSR for the year ended November 30, 2024.

/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 27, 2026